                                                                 Exhibit 10.23.7

New England Power Pool                                       2nd Rev Sheet No. 1
FERC Electric Third Revised Rate Schedule No. 5
Restated NEPOOL Agreement
--------------------------------------------------------------------------------

                        SEVENTY-SIXTH AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                     (Compliance with June 13, 2001 Orders)


         THIS SEVENTY-SIXTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of June 29, 2001 (the "Seventy-Sixth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

         WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement;

         WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, with such amendments most recently consolidated, respectively, in FERC Electric Third Revised Rate Schedule No. 5, submitted in Docket No. ER00-2894-000, and FERC Electric Tariff, Fourth Revised Volume No. 1, submitted in Docket Nos. EL00-62-000 et al.;

         WHEREAS, on June 13, 2001, the Commission issued two orders (collectively, the "Orders"), one in Docket Nos. EL00-62-004 [et al., ISO New England Inc.,] 95 FERC P. 61,384 (2001), wherein it directed NEPOOL to file certain amendments to the NEPOOL Agreement within 30 days of that order, and the other in Docket No. ER98-3853-005, [New England Power Pool,] 95 FERC P. 61,383
(2001), wherein the Commission granted rehearings and clarifications that require NEPOOL to file certain amendments to the NEPOOL Agreement within 30 days of that order; and

         WHEREAS, in order to effect compliance with the Orders, the NEPOOL Participants desire to amend the NEPOOL Agreement, as heretofore amended, to reflect the revisions detailed herein.

         NOW, THEREFORE, upon approval of this Seventy-Sixth Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:

--------------------------------------------------------------------------------
Issued by:  David T. Doot, Secretary                   Effective:  June 13, 2001
Issued on:  July 13, 2001                                                PENDING
Filed to comply with order of Federal Energy Regulatory Commission,
Docket No. EL00-62-004 et al. issued June 13, 2001, 95 FERC P. 61,384 (2001).

                                    SECTION 1
                         AMENDMENTS TO NEPOOL AGREEMENT

1.1 Amendment to Section 7.5(n). Section 7.5(n) of the Restated NEPOOL Agreement is amended to read as follows:

         (n) Subject to Section 20(h), the Participants Committee shall have such further powers and duties as are conferred or imposed upon it by other sections of this Agreement.

1.2 Clarification of Technical Committee Responsibilities. Insert the following language at the end of the introductory clause of Sections 8.4, 9.4 and 10.4 of the Restated NEPOOL Agreement, after the word "functions" and before the comma: "as necessary and appropriate in light of Section 20(h)".

1.3 Amendment to Section 20(h). Section 20(h) of the Restated NEPOOL Agreement is amended by adding the following provisions to the end of that subsection:

         Up until the date on which a Commission-approved regional transmission organization for the NEPOOL Control Area (other than the ISO) is activated, the ISO shall have responsibility for the long-range system assessment and transmission expansion plans based on its judgment of the system's needs. The ISO shall have sole responsibility to develop such new NEPOOL System Rules as may be necessary to allow the ISO to carry out its obligations under the ISO Agreement.

                                    SECTION 2
                           AMENDMENTS TO NEPOOL TARIFF

2.1 Amendments to Section 51.1. The first sentence of the first paragraph of Section 51.1 of the NEPOOL Tariff is amended by deleting the following clause: "and subject to the final outcome of rehearing requests and any appeals with respect to the Commission's June 28, 2000 CMS/MSS Order issued in Docket Nos. EL00-62-000 et al.,".

         The second paragraph of Section 51.1 of the NEPOOL Tariff shall be amended to read as follows:

                  The NEPOOL Transmission Plan and transmission enhancement and expansion studies shall be completed by the System Operator. In completing the Plan, the

         System Operator may consult with the Transmission Expansion Advisory Committee. The Transmission Expansion Advisory Committee shall be established in accordance with the provisions of Section 51.2, and shall be responsible for the functions identified in that Section.

2.2      Amendment to Section Heading in Section 51.2. The section heading of
         Section 51.2 of the NEPOOL Tariff shall be amended to read "Establishment of Transmission Expansion Advisory Committee:".

2.3 Amendment to Section 51.2(b). The first sentence of Section 51.2(b) of the NEPOOL Tariff is amended to read as follows:

                  Upon request of the System Operator, the Transmission Expansion Advisory Committee may provide input and feedback to the System Operator concerning the development of the NEPOOL Transmission Plan and the conduct of enhancement and expansion studies.

2.4 Amendments to Sections 51.2(c), 51.2(d) and 51.2(e). Sections 51.2(c), 51.2(d) and 51.2(e) of the NEPOOL Tariff shall be deleted.

2.5 Amendment to Section 51.4(c). Section 51.4(c) of the NEPOOL Tariff is amended to read as follows:

           (c) An Upgrade may be added to the NEPOOL Transmission Plan by the System Operator at any time in a given year and in doing so the System Operator may consult with and consider input from the Transmission Expansion Advisory Committee, within the scope of its respective functions as specified in subsection
                  (b) of Section 51.2. Similarly, an Upgrade may be removed from the NEPOOL Transmission Plan by the System Operator if the market responds by proposing alternative generation projects, Merchant Transmission Facilities in accordance with Section 51.8, or demand-side projects, or other circumstances arise such that the need for the Upgrade no longer exists, and in doing so the System Operator may consult with and consider input from the Transmission Expansion Advisory Committee, within the scope of its functions as specified in subsection
                  (b) of Section 51.2; provided that the entity responsible for the construction of the Upgrade is reimbursed for any costs prudently incurred or prudently committed to be incurred in connection with the planning, preparation for construction, and/or construction of the Upgrades proposed for removal from the Plan. All Upgrades proposed to be added or removed during this planning process must meet the requirements of subsection (a) of Section 51.3.

2.6 Amendment to Section 51.4(f). The first and second sentences of Section 51.4(f) of the NEPOOL Tariff shall be amended as follows:

                  At the initiation of an effort to update a Plan or develop a new Plan, the System Operator may solicit input for the updated or new Plan from members of the Transmission Expansion Advisory Committee. The Transmission Expansion Advisory Committee shall meet to perform its respective functions in connection with the preparation of the NEPOOL Transmission Plan, as specified in subsection (b) of Section 51.2.

2.7 Amendment to Section 51.5(b). Section 51.5(b) of the NEPOOL Tariff shall be amended as follows:

           (b) Written notice of the initiation of a transmission enhancement and expansion study shall be provided to all members of the Transmission Expansion Advisory Committee. That notice shall identify the needs supporting the initiation of the study. Meetings of the Transmission Expansion Advisory Committee shall be convened thereafter to identify additional considerations relating to such a transmission enhancement and expansion study that were not identified in support of initiating the study, and to provide input on the study's scope, assumptions and procedures, consistent with the responsibilities of the Transmission Expansion Advisory Committee as set forth in Section 51.2.

2.8 Amendment to Section 51.6(a). Section 51.6(a) of the NEPOOL Tariff is amended to read as follows:

           (a)    Except as otherwise provided in subsections (e) or (f) of this
                  Section 51.6 below, the System Operator shall circulate a request for proposals ("RFP") inviting any entity or entities, including without limitation Transmission Owners, to build an Upgrade included in the NEPOOL Transmission Plan. The RFP shall be prepared by the System Operator which may, to the extent desired, consult with the Transmission Owner(s) to obtain necessary data, information and technical specifications that the System Operator requires to prepare the RFP. The RFP shall include appropriate requirements to safeguard the confidential nature of information provided to the System Operator in accordance with applicable commercial practices, the requirements of the NEPOOL Information Policy and the requirements of any applicable Commission order. Each such RFP shall require that respondents meet specified technical and financial qualifications and submit proposals (i) that conform with all the requirements of subsection (a) of Section
                  51.3 and reasonable Transmission Owner requirements and specifications identified in the RFP which are not inconsistent with Commission policy, (ii) that are consistent with other applicable accepted engineering practices, governmental, technical, and financial requirements, and (iii) that do not use a Transmission Owner's facilities, rights-of-way or other property, provided that the affected Transmission Owner may voluntarily agree, in its own discretion, to the use of its property in connection with a proposal.

2.9 Amendment to Section 51.6(b). The first sentence of Section 51.6(b) of the NEPOOL Tariff is amended to read as follows:

                  The System Operator shall develop selection criteria and in doing so may consult with the Transmission Expansion Advisory Committee and post the criteria on the System Operator's website before it issues the RFP.

2.10 Amendment to Section 51.6(d). Section 51.6(d) of the NEPOOL Tariff is amended to read as follows:

         (d) Any entity whose proposal is accepted by the System Operator in accordance with subsection (b) shall be compensated in accordance with the terms of its accepted proposal, without regard to whether the actual project cost for the Upgrade was less than or greater than the costs reflected in the accepted proposal.

2.11 Amendment to Section 51.6 (e). Section 51.6(e) of the NEPOOL Tariff is amended to read as follows:

         (e) The System Operator in its discretion may exempt certain Upgrades from the RFP requirements of this Section 51.6 pursuant to standards established by the System Operator. In such circumstances, the Transmission Owner or Owners on whose system(s) the proposed Upgrade in the Plan is located, or its/their designee(s), shall be designated as the appropriate entity responsible for completion of that Upgrade, in accordance with the requirements of Section 51.7.

2.12 Amendments to Section 1 of Schedule 11. Section 1(a) of Schedule 11 of the NEPOOL Tariff is amended to insert "on or after October 1, 1998 and" between the words "costs" and "prior" in the first clause of the first sentence. The first sentence in Section 1(a) of

         Schedule 11 of the NEPOOL Tariff is further amended to insert the following at the end of that sentence: ", as evidenced either by the filing of an executed service agreement or by the filing of an unexecuted service agreement." Section 1(a) is further amended to delete the second sentence and the list of potential Category A projects.

         Section 1(b) of Schedule 11 of the NEPOOL Tariff is amended in its entirety to read as follows:

           (b) A Category B Project is any one whose Generator Owner committed to pay for upgrade costs on or after October 29, 1998 and prior to June 22, 1999, as evidenced either by the filing of an executed service agreement or by the filing of an unexecuted service agreement. To the extent not otherwise covered by the preceding sentence, a Category B Project includes any one (other than a Category A Project) on which the Generator Owner had expended at least $5,000,000, including amounts due under irrevocable commitments, as of June 22, 1999. Category B Projects are those projects listed as Category A Projects in Section 1(a) of this Schedule 11, as filed with the Fifty-Eighth Agreement Amending the Restated NEPOOL Agreement, but no longer qualify as Category A Projects, that had expended at least $5,000,000 (including amounts due under irrevocable commitments) as of June 22, 1999, as reasonably determined by the System Operator, as well as the following projects:

                           Sithe, Mystic Station Expansion
                           Sithe Edgar Station Expansion, Fore River
                           Sithe, West Medway
                           PG&E, Generating Lake Road Generating
                           PDC, Milford Power
                           PDC, Meriden Power
                           Reliant Energy, Hope Rhode Island
                           IDC FPL, Bellingham
                           Constellation, Merrimack (Nickel Hill) Energy Project SEI, Canal Re-powering
                           ANP, Bellingham
                           ANP, Blackstone
                           Cabot, Island End
                           Calpine, Westbrook Power
                           HQ, Bucksport
                           AES, Londonderry
                           ConEd, Newington

2.13 Amendment to Section 3(b) of Schedule 11. Section 3(b) of Schedule 11 of the NEPOOL Tariff is amended to change the words "Participants Committee" which appear in both the first and second sentences to the words "System Operator".

2.14 Amendment to Section (4) of Schedule 11. Section (4) of Schedule 11 of the NEPOOL Tariff is amended in its entirety to read as follows:

         The costs of Generator Interconnection Related Upgrades in connection with a Category B Project shall be allocated in the same way as Generator Interconnection Related Upgrades for Category A projects.

2.15     Amendment to Section (5) of Schedule 11. The first sentence in Section
         (5) of Schedule 11 of the NEPOOL Tariff is amended to read as follows:

         If a Generator Interconnection Related Upgrade is required in order to satisfy the Minimum Interconnection Standard in connection with a Category C Project, the Generator Owner shall be obligated to pay all of the cost of such upgrade, including all Direct Interconnection Transmission Costs and any applicable tax gross-up amounts, to the extent such costs would not have been incurred but for the interconnection; provided that, if the System Operator determines that a particular Generator Interconnection Related Upgrade provides benefits to the system as a whole as well as to particular parties, then the cost of such Upgrade shall be allocated in the same way as Reliability Upgrades.

2.16 Amendment of Section (1) of Schedule 12. Section (1) of Schedule 12 of the NEPOOL Tariff is amended to read as follows:

         (1) Allocation and Recovery of Costs for Reliability Upgrades and Economic Upgrades Associated with the NEPOOL Transmission Plan. All costs of Merchant Transmission Facilities shall be recovered in accordance with the recovery mechanism for those facilities that is filed with and accepted by the Commission. All costs associated with Upgrades for the interconnection of Merchant Transmission Facilities shall be treated in the same fashion and subject to the same rights and obligations as Generator Interconnection Related Upgrade Costs for Category C Projects under Schedule 11 of this Tariff, including the provisions of Sections (5), (6) and (7) of that Schedule, but excluding the provisional clause at the end of the first sentence in Section (5) of Schedule 11. To the extent not otherwise covered above or by Part III or Schedule 11 of the

         Tariff or Sections (2) or (3) of this Schedule 12 below, the costs of a Reliability Upgrade and Economic Upgrade shall be allocated as follows:

         (a) If entities have agreed to bear some or all of the cost responsibility for an Upgrade, the Upgrade costs shall be allocated to such entities in accordance with that agreement.

         (b) To the extent there are Reliability Upgrade or Economic Upgrade costs that are not allocated in accordance with other arrangements as identified in the introductory language of this Section (1) or subparagraph (a) above, such costs shall be treated as Pool-Supported PTF costs recoverable under Attachment F to this Tariff.

2.17 Amendment to Attachment F. The introductory paragraph of Attachment F to the NEPOOL Tariff is amended to read as follows:

         The Transmission Revenue Requirements for each Participant will reflect the Participant's costs with respect to Pool-Supported PTF. The Transmission Revenue Requirements will be an annual calculation based on the previous year's calendar data as shown, in the case of Transmission Providers which are subject to the Commission's jurisdiction, in the Participants' FERC Form 1 report for that year, and shall be based on actual data in lieu of allocated data if specifically identified in the Form 1 report in accordance with the following formula, except to the extent PTF costs relate to a Transmission Provider proposal which has been accepted by the System Operator in accordance with subsection (b) of section 51.6 of the NEPOOL Tariff, in which case that Transmission Provider may include as PTF costs in its Transmission Revenue Requirements for such PTF only the payments made to it in accordance with the terms of its accepted proposal, without regard to whether the actual project cost for the Upgrade was less than or greater than the costs reflected in the accepted proposal:

                                    SECTION 3
                                  MISCELLANEOUS

3.1 This Seventy-Sixth Agreement shall become effective on June 13, 2001, or such later date as shall be ordered by the Commission.

3.2 Terms used in this Seventy-Sixth Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.